                                                                     EXHIBIT 2.2

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement dated as of December 12, 1996 (the "Agreement") by and among SystemSoft Corporation, a Delaware Corporation
 ---------
("SystemSoft"), and the stockholders listed on the signature page hereto
 ------------
(collectively, the "Stockholders"):
                    ------------

                                  WITNESSETH:

          WHEREAS, SystemSoft has entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of the date hereof with
                         ----------------
Black Acquisition Corporation (the "Company") and Radish Communications Systems,
                                    -------
Inc. ("Radish"), pursuant to which the Company will be merged with and into
       ------
Radish (the "Merger");
             ------

          WHEREAS, the Stockholders will receive shares of Common Stock, par value $.01 per share, of SystemSoft (the "Common Stock") in exchange for shares
                                          ------------
of capital stock of Radish now owned by the Stockholders in the Merger; and

          WHEREAS, the Stockholders desire to have, and SystemSoft is willing to grant to the Stockholders, certain rights to have shares of Common Stock issued to the Stockholders in the Merger registered for resale to the public on the terms and subject, with respect to Major Stockholders (as defined in the Participation Agreement, of even date herewith, by and among SystemSoft, Radish and the other parties named therein), to certain restrictions set forth in this Agreement;

          NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SystemSoft and the Stockholders agree as follows:


                                   ARTICLE I

                         DEFINITIONS AND EFFECTIVENESS

          1.1  Common Definitions.  Unless otherwise defined in this Agreement,
               ------------------
capitalized terms used in this Agreement that are defined in the Merger Agreement shall have the meanings assigned to them in the Merger Agreement, and the rules of construction and documentary conventions set forth in the Merger Agreement shall apply to this Agreement.

          1.2  Certain Definitions.  For purposes of this Agreement, the
               -------------------
following terms shall have the meanings set forth below:

          "Black-out Period" shall mean with respect to SystemSoft that period
           ----------------
commencing on the first day of each of February, May, August and November of any year and ending two business days after the public announcement (by filing with the Commission or press release) by SystemSoft of its earnings for its fiscal year or quarter, as the case may be, but in no event later than two days after the time such financial information would be required to be filed by SystemSoft with the Commission pursuant to federal securities laws.

          "Potential Material Event" shall mean any of the following: (a) the
           ------------------------
possession by SystemSoft of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of SystemSoft that disclosure of such information in the registration statement would be detrimental to the business and affairs of SystemSoft; or (b) any material engagement or activity by SystemSoft which would, in the good faith determination of the Board of Directors of SystemSoft, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of SystemSoft that the registration statement would be materially misleading absent the inclusion of such information.

          "Registration Expenses" means the expenses incurred by SystemSoft in
           ---------------------
complying with Section 2.1 hereof, including registration and filing fees, securities exchange or market listing fees, printing expenses, fees and disbursements of counsel for SystemSoft and one counsel representing the Stockholders and any other stockholders of SystemSoft that are selling shares of Common Stock in such registration, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding any underwriting commissions and discounts and selling concessions and any stock transfer Taxes.

          "Registrable Shares" means any (i) shares of Common Stock received by
           ------------------
the Stockholders of Radish pursuant to the Merger (including the shares to be placed into escrow as contemplated by the Merger Agreement) and any additional unregistered shares received by the Stockholders, during the period for which the effectiveness of the registration statement is required to be maintained pursuant to Article II, as a stock dividend on the Registrable Shares, or pursuant to a stock split or similar recapitalization of SystemSoft's Common Stock, (ii) shares of Common Stock issued to Packard Bell NEC, Inc. upon exercise of that certain Common Stock Purchase Warrant issued by SystemSoft as of the date hereof and (iii) any unregistered shares of Common Stock purchased from SystemSoft by certain of the Stockholders within 60 days hereof; provided,
                                                                      ---------
however, that Registrable Shares shall not include any such shares of Common
-------
Stock that as of the date of the determination (x) have previously been sold, transferred or assigned by a Stockholder (other than distributions of such shares by a Stockholder that is a partnership to its partners) or (y) may be sold either without limitation pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") or within the volume limitations of
                          --------------
Rule 144 under the Securities Act.

          "Transfer" means any offer to sell, sale, assignment, pledge,
           --------
transfer, contract to sell, grant of any option or other right to purchase, grant of any ownership interest, or other disposition or change of legal, record or beneficial ownership, whether direct or indirect, voluntary or involuntary.

          1.3  Additional Definitions.  Each of the following terms is defined
               ----------------------
in the Section set forth opposite such term:

Term                                       Section
-----------------------------------------  --------

          Agreement                        Recitals
          SystemSoft                       Recitals
          Common Stock                     Recitals
          Company                          Recitals
          Radish                           Recitals
          Indemnified Party                     2.4
          Indemnifying Party                    2.4
          Merger                           Recitals
          Merger Agreement                 Recitals

          Resale Registration Statement         2.1
          Securities Act                        1.2
          Stockholders                     Recitals


     1.4  Effectiveness.  This Agreement shall become effective as of the
          -------------
Effective Time.


                                   ARTICLE II

                              REGISTRATION RIGHTS

     2.1  Resale Registration Statement.  (a)  Promptly but not later than
          -----------------------------
fifteen (15) days after the Effective Time, SystemSoft shall file a registration statement (the "Resale Registration Statement") on Form S-3 registering the
                -----------------------------
Registrable Shares under the Securities Act and shall use all reasonable efforts to cause the Resale Registration Statement to become effective as expeditiously as possible and to remain effective until the second anniversary of the Effective Time. Notwithstanding the foregoing, during any SystemSoft Black Out Period, and, if at any time or from time to time after the date of effectiveness of the Resale Registration Statement, SystemSoft notifies the Major Stockholders in writing of the existence of a Potential Material Event, the Major Stockholders and any transferee of a Major Stockholder, shall not offer or sell any Registrable Shares, or engage in any other transaction involving or relating to the Registrable Shares, until the Black-out Period has expired or from the time of the giving of notice with respect to a Potential Material Event until such Major Stockholder or any transferee of a Major Stockholder receives written notice from SystemSoft that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that SystemSoft may not so suspend the right to such holders
------------------
of Registrable Shares for more than 90 days in the aggregate during any 12-month period during the period the Resale Registration Statement is required to be in effect.

          (b) During the period that any registration of Registrable Shares pursuant to this Section 2.1 is effective, no Major Stockholder shall Transfer more than 50% of the shares of Common Stock received by such Major Stockholder in the Merger during any fiscal quarter without the prior written consent of SystemSoft (which consent may be withheld in SystemSoft's reasonable discretion). Any Major Stockholder may request that SystemSoft permit such Major Stockholder to sell Registrable Shares in excess of the limits set forth in the immediately preceding sentence, and SystemSoft may withhold such permission in its reasonable discretion. If SystemSoft consents to a Major Stockholder selling shares of Common Stock in excess of the limits set forth in the immediately preceding sentence, SystemSoft shall not be obligated to provide consent to any other Major Stockholder or to notify any other Major Stockholder that such consent has been granted.

     2.2  Indemnification of Stockholders.   SystemSoft shall indemnify and hold
          -------------------------------
harmless each Stockholder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls a Stockholder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, shall reimburse each Stockholder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in the final prospectus (or the Resale Registration Statement or prospectus as from time to time amended or supplemented by SystemSoft) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by SystemSoft of any rule or regulation promulgated under the Securities Act or any state securities law applicable to SystemSoft and relating to action or inaction required of SystemSoft in connection with such registration, unless (i) such untrue statement or alleged
                                   ------
untrue statement or omission or alleged omission was made in the Resale Registration Statement or final prospectus in reliance upon and in conformity with information furnished in writing to SystemSoft in connection therewith by any such Stockholder (in the case of indemnification of such Stockholder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or (ii) in the case of a sale directly by any such Stockholder (including a sale of shares through any underwriter retained by such Stockholder to engage in a distribution solely on behalf of such Stockholder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final prospectus and corrected in an amended prospectus copies of which were delivered to such Stockholder or such underwriter on a timely basis, and such Stockholder or such underwriter failed to deliver a copy of the amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

     2.3  Indemnification of SystemSoft.   Each Stockholder shall indemnify and
          -----------------------------
hold harmless SystemSoft, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls SystemSoft within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, shall reimburse SystemSoft and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to SystemSoft in connection therewith by such Stockholder expressly for use therein. Notwithstanding any of the foregoing to the contrary, in no event shall the liability of any Stockholder for indemnification under this
Section 2.3 exceed the lesser of (i) that percentage of the total amount of such losses, claims, damages or liabilities indemnified against which equals the percentage obtained by dividing the total number of Registrable Shares sold by such Stockholder pursuant to the Resale Registration Statement by the total number of Registrable Shares sold pursuant to the Resale Registration Statement, or (ii) the proceeds received by such Stockholder from the resale of its Registrable Shares.

     2.4  Indemnification Procedures.  (a)  Promptly after receipt by any person
          --------------------------
entitled to indemnification under Sections 2.2 or 2.3 (an "Indemnified Party")
                                                           -----------------
of notice of the commencement of
any action in respect of which indemnity may be sought against any person under Sections 2.2 or 2.3 (an "Indemnifying Party"), such Indemnified Party shall
                     ----------------------
notify all Indemnifying Parties in writing of the commencement thereof (provided, however, that failure to so notify an Indemnifying Party shall not
 -----------------
relieve any Indemnifying Party from any liability it may have hereunder except to the extent that the Indemnifying Party who did not receive such notice shall have been materially prejudiced by such failure) and, subject to the provisions hereinafter stated, the Indemnifying Party shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party.

          (b) The Indemnified Party shall have the right to employ separate counsel and assume its own legal defense in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Indemnifying Party shall not be at the expense of the Indemnifying Party unless the employment of such counsel has been specifically authorized in writing by the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's written consent. SystemSoft shall not, except with the approval of each party being indemnified under this Agreement, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

     2.5  Contribution.  In order to provide for just and equitable contribution
          ------------
to joint liability under the Securities Act in any case in which any Indemnified Party exercising rights under this Agreement, or any controlling person of any such Indemnified Party, makes a claim for indemnification pursuant to Section
2.2 or 2.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Agreement provides for indemnification in such case, then the Indemnifying Party and such Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand and of the Indemnified Party on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however,
                                                              -----------------
that, in any such case, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     2.6  Exchange Act Registration.  As long as SystemSoft is subject to the
          -------------------------
reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, SystemSoft will use its reasonable efforts to timely file with the Commission such information as the Commission may require under either Section 13 or Section 15(d) of the Exchange Act; and in such event, SystemSoft shall use its reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to the Registrable Shares. SystemSoft shall furnish to the Stockholders forthwith upon request (i) a written statement by SystemSoft as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of SystemSoft as filed with the Commission, and (iii) such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Stockholder to sell any such Registrable Shares pursuant to Rule 144 without registration. SystemSoft shall use its reasonable efforts to facilitate and expedite transfers of the Registrable Shares pursuant to Rule 144 under the Securities Act, which efforts shall include prompt notice to its transfer agent to expedite such transfers of Registrable Shares.

     2.7  Further Obligations of SystemSoft.  SystemSoft shall also do the
          ---------------------------------
following:

          (a) Notify the Stockholders Representative promptly upon the effectiveness of the Resale Registration Statement. Furnish to each Stockholder such copies of each preliminary and final prospectus and such other documents as such Stockholder may reasonably request to facilitate the public offering of its Registrable Shares;

          (b) Use its reasonable efforts to register or qualify the shares covered by said registration statement under the applicable securities or Blue Sky laws of such jurisdictions as any selling Stockholder may reasonably request; provided, however, that SystemSoft shall not be obligated to qualify to
         -----------------
do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject; and

          (c) Furnish, upon request, to each selling Stockholder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of the Registrable Shares.

     2.8  Further Obligations of Stockholders.  In connection with any
          -----------------------------------
registration pursuant to this Agreement in which Registrable Shares held by a Stockholder are to be registered, such Stockholder shall furnish to SystemSoft in writing such information with respect to such Stockholder and the distribution proposed by such Stockholder as SystemSoft reasonably requests for use in connection with any such registration statement or prospectus or otherwise as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     2.9  Allocation of Expenses.  SystemSoft shall pay all of the Registration
          ----------------------
Expenses incurred by SystemSoft in complying with Section 2.1 of this Agreement. In no event shall SystemSoft have any obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts and selling concessions or stock transfer Taxes attributable to the Registrable Shares being offered and sold by any of the Stockholders.

     2.10  Selection of Broker.  The Registrable Shares registered pursuant to
           -------------------
this Agreement shall be sold by the selling Stockholders through one broker or dealer selected by SystemSoft at the time of such registration.

     2.11 "Lock-Up" Agreement.  If SystemSoft proposes to offer for sale to the
           ------------------
public any of its equity securities, and (i) if such Stockholder is an "affiliate" of SystemSoft or otherwise holds beneficially or of record ten percent (10%) or more of the outstanding equity securities of SystemSoft, (ii) if requested by SystemSoft and an underwriter of shares of Common Stock or other securities of SystemSoft and (iii) if all other "affiliates" and 10% stockholders similarly situated are requested by SystemSoft and such underwriter to sign a lock-up agreement (as described below), then such

Stockholder shall not offer, sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner any Common Stock or other securities of SystemSoft held by it during the 90-day period following the effective date of the registration statement of SystemSoft filed under the Securities Act and will sign a "lock-up agreement" to such effect. Such agreement shall be in writing and in form and substance reasonably satisfactory to SystemSoft and such underwriter and pursuant to customary and prevailing terms and conditions. SystemSoft may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such 90-day period.

     2.12 Sale or Transfer of Shares.  (a)  The Registrable Shares shall not be
          --------------------------
sold or transferred unless either (i) they shall have been registered under the Securities Act, or (ii) SystemSoft shall have been furnished with an opinion of legal counsel, reasonably satisfactory to SystemSoft, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (b) Each certificate representing Registrable Shares shall bear a legend substantially in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO BLACK IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     2.13 Nontransferability.  The registration rights granted in this Agreement
          ------------------
may not be assigned or transferred in connection with a sale of Registrable Shares or otherwise; provided, however, that a Stockholder that is a partnership
                     -----------------
may transfer such rights to its partners in connection with a distribution of Registrable Shares to its partners, as long as prior to such distribution such Stockholder (i) notifies SystemSoft of such distribution in writing, identifying the name and address of each of its partners to whom Registrable Shares are to be distributed, the number of shares to be distributed to each partner and the date of such distribution and (ii) provides to SystemSoft an agreement in writing (in form and substance reasonably satisfactory to SystemSoft) evidencing that each of its partners to whom Registrable Shares are to be distributed agrees to be bound by the terms and conditions of this Agreement.



                                  ARTICLE III

                                 MISCELLANEOUS

     3.1  Termination.  This Agreement shall only be terminated and the
          -----------
transactions contemplated hereby abandoned prior to the Closing at such time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof. SystemSoft's obligations under Section 2.1 and 2.3 shall expire on the second anniversary of the Effective Time.

     3.2  Law Governing.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     3.3  Counterparts.  This Agreement may be executed simultaneously in one or
          ------------
more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Any holder of Registrable Shares (other than the Major Stockholders) may, after the date hereof, become a "Stockholder" for all purposes hereunder upon execution of a counterpart to this Registration Rights Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.


                              SYSTEMSOFT CORPORATION

                              By:/s/ David P. Sommers
                                 ------------------------------
                                 Name:  David P. Sommers
                                 Title: Vice President Finance & CFO


                              STOCKHOLDERS:


                              THE HILL PARTNERSHIP III

                              By:  Hill, Carman Ventures,,
                                   A limited partnership,
                                   Its General Partner


                              By:/s/ Carl Carmon
                                 ------------------------------
                                   Its General Partner

                              Address:
                              885 Arapahoe Avenue
                              Boulder, CO  80302


                              FRONTENAC VENTURE V
                              LIMITED PARTNERSHIP

                              By:  Frontenac Company,
                                   Its General Partner


                              By:/s/ Jamie Cowie
                                 ------------------------------
                              Its:

                              Address:
                              135 South La Salle Street, Suite 3800
                              Chicago, IL  60603

                              STF II, L.P.


                              By:/s/ Guy Conger
                                 ------------------------------
                              Its:Investment Manager

                              Address:
                              2180 Sand Hill Road, Suite 450
                              Menlo Park, CA  94025

                              AMERITECH DEVELOPMENT
                              CORPORATION


                              By:/s/ Greg Smitherman
                                 ------------------------------
                              Its:Vice President and Managing Director

                              Address:
                              30 South Wacker Drive, 37th Floor
                              Chicago, IL  60606


                              CROSSOVER FUND II, L.P.

                              By:  Crossover Investment Management,
                                   L.L.C., Its General Partner


                              By:/s/ Michael J. Stark
                                 ------------------------------
                              Its:  Managing Member

                              Address:
                              555 California Street, Suite 2600
                              San Francisco, CA  94104


                              CROSSOVER FUND IIA, L.P.

                              By:  Crossover Investment Management,
                                   L.L.C., Its General Partner


                              By:/s/ Michael J. Stark
                                 ------------------------------
                              Its:  Managing Member

                              Address:
                              555 California Street, Suite 2600
                              San Francisco, CA  94104

                              SEA ISLAND VENTURES, LLC


                              By:/s/ Tom Cullen
                                 ------------------------------
                              Its:General Manager

                              Address:
                              1607 Ocean Street, Suite 7
                              Santa Cruz, CA  95060

                              OMEGA VENTURES II CAYMAN, L.P.

                              By:  Omega Ventures II Management,
                                   L.L.C., Its Investment General Partner


                              By:/s/ Sy Kaufman
                                 ------------------------------
                              Its:  Managing Director

                              Address:
                              555 California Street, Suite 2600
                              San Francisco, CA  94104


                              BAYVIEW INVESTORS, LTD.

                              By:  Robertson, Stephens & Company
                                   Private Equity Group, L.L.C.,
                                   Its General Partner


                              By:/s/ Sy Kaufman
                                 ------------------------------
                              Its:  Authorized Signatory

                              Address:
                              555 California Street, Suite 2600
                              San Francisco, CA  94104

                              INTEL CORPORATION


                              By:/s/ Randy Tinsley
                                 ------------------------------
                              Its:Assistant Treasurer

                              Address:
                              2200 Mission College Boulevard
                              Santa Clara, CA  95052


                              OMEGA VENTURES II, L.P.

                              By:  Omega Ventures II Management,
                              L.L.C., Its General Partner


                              By:/s/ Sy Kaufman
                                 ------------------------------
                              Its:  Managing Director

                              Address:
                              555 California Street, Suite 2600
                              San Francisco, CA  94104


                              RS & CO. IV, L.P.

                              By:  Robertson Stephens Venture
                              Capital, L.L.C., Its General Partner


                              By:/s/ George R. Hecht
                                 ------------------------------
                              Its:  Authorized Signatory

                              Address:
                              555 California Street, Suite 2600
                              San Francisco, CA  94104

                              /s/ Harry Newton
                              ---------------------------------
                              Harry Newton

                              Address:
                              12 West 21 Street
                              New York, NY  10010

                              PACKARD BELL NEC, INC.

                              By:/s/ Saul Suloff
                                 ------------------------------
                              Its:Vice President

                              Address:
                              5701 Lindero Cabyon Blvd., Bldg #3
                              Westlake Village, CA 91362


                              PHOENIX LEASING INCORPORATED


                              By:/s/ Norm Nelson
                                 ------------------------------
                              Its:Vice President

                              Address:
                              2401 Kerner Boulevard
                              San Rafael, CA  94901

                              /s/ Richard A. Davis
                              ---------------------------------
                              Richard A. Davis

                              Address:
                              5744 Central Avenue
                              Boulder, CO  80301

                              /s/ Theresa M. Szczurek
                              ---------------------------------
                              Theresa M. Szczurek

                              Address:
                              3870 Newport Lane
                              Boulder, CO  80304

                              /s/ John Cullen
                              ---------------------------------
                              John Cullen

                              Address:
                              c/o Multi-Sorb Technologies
                              325 Harlem Road
                              Buffalo, NY  14224


                              /s/ Norman A. Newton
                              ---------------------------------
                              Norman A. Newton

                              /s/ Ulo Tamm
                              ---------------------------------
                              Ulo Tamm

                              /s/ Rodney R. Maxon
                              ---------------------------------
                              Rodney R. Maxon

                              /s/ Thomas G. Washing
                              ---------------------------------
                              Thomas G. Washing

                              /s/ James C. Cohig,
                              ---------------------------------
                              Trustee of Cohig & Company
                              Employees Retirement Plan

                              /s/ Charles J. Fette
                              ---------------------------------
                              Charles J. Fette

                              /s/ Lance Masoner & Vicki Masoner
                              ---------------------------------
                              Lance Masoner & Vicki Masoner

                              /s/ Robert L. Longfellow
                              ---------------------------------
                              Robert L. Longfellow

                              /s/  Donald E. Cleghorn
                              ---------------------------------
                              Donald E. Cleghorn

                              /s/ Kenneth L. Frick
                              ---------------------------------
                              Kenneth L. Frick

                              /s/ Lisa M. Clarke
                              ---------------------------------
                              Lisa M. Clarke

                              /s/ Donald L. Spagnuolo
                              ---------------------------------
                              Donald L. Spagnuolo

                              /s/ James E. Davis
                              ---------------------------------
                              James E. Davis

                              /s/ Rex C. Smith
                              ---------------------------------
                              Rex C. Smith

                              /s/ Beth D. Tamm
                              ---------------------------------
                              Beth D. Tamm

                              /s/ Ronald K. Witmore
                              ---------------------------------
                              Ronald K. Witmore

                              /s/ William L. Seguin
                              ---------------------------------
                              William L. Seguin

                              /s/ Daniel Hosage
                              ---------------------------------
                              Daniel Hosage

                              /s/ David J. Ancelin
                              ---------------------------------
                              David J. Ancelin

                              /s/ Jayne C. Barela
                              ---------------------------------
                              Plastic Tooling Aids Development Corp.
                              By: Jayne C. Barela, V.P.

                              /s/ Anthony J. Brittain
                              ---------------------------------
                              Anthony J. Brittain

                              /s/ Charles Learoyd
                              ---------------------------------
                              Charles Learoyd

                              /s/ Gary Sonnier
                              ---------------------------------
                              Gary Sonnier

                              /s/ Bradley Buchholz
                              ---------------------------------
                              Bradley Buchholz